Exhibit 10.1




         AMENDMENT NO. 1 dated as of January 28, 2005 (this "Amendment") to the Contribution and membership interest purchase agreement dated as of December 3, 2004 (the "Original Agreement"), among THE DIRECTV GROUP, INC., a Delaware corporation (the "Parent"); HUGHES NETWORK SYSTEMS, INC., a Delaware corporation ("HNS"); SKYTERRA COMMUNICATIONS, INC., a Delaware corporation (the "Investor"); and HUGHES NETWORK SYSTEMS, LLC, a Delaware limited liability company (the "Newco").

         By executing and by delivering this Amendment, the undersigned hereby agree as set forth below.

1.1      Defined Terms.

         Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Original Agreement.

1.2      Amendments.

         (a) Section 3.1(b) of the Original Agreement is hereby amended by deleting the first sentence of Section 3.1(b) and replacing it with the following:

         "The parties hereto shall as promptly as practicable and in any event within fifteen (15) business days after the date hereof, and HNS shall cause its Affiliates to, file the necessary Communications Applications at the FCC, make the other filings, if any, required under the Communications Act, and on or before January 14, 2005, shall make the filings required under any other Communications Laws."

         (b) Section 3.5(a) of the Original Agreement is hereby amended by deleting the last sentence of Section 3.5(a) and replacing it with the following:

         "Parent and HNS shall assist and cooperate with the potential sources of Financing, which assistance and cooperation shall include using their respective commercially reasonable efforts to cause (i) HNS or its legal counsel to provide customary legal opinions to the extent requested by the Persons providing the Financing, (ii) HNS's auditors to (x) cooperate generally with the Investor and, to the extent provided by auditors under applicable accounting practices, to provide "cold comfort" letters to the extent requested by Persons providing the Financing and (y) subject to Section 3.10(a), consent to the inclusion of HNS's Business audit reports in any offering or private placement memorandum and (iii) HNS's senior management employees to participate in the marketing of any debt or equity securities, including going on a "road show.""

         (c) Section 3.10(a) of the Original Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         "Promptly following the date hereof, HNS shall use commercially reasonable efforts to retain Deloitte & Touche to (i) conduct an audit of the balance sheet for the Business at and as of December 31, 2004, December 31 2003

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and December 31, 2002, together with statements of operations and cash flows and notes thereto (the "Annual Statements") and which audit report for the year-ended December 31, 2003 shall also address the supplemental combining balance sheets of the VSAT Business and Spaceway Business as of December 31, 2003 and related combining statements of operations and cash flows for the year then ended (the "Annual Combining Information") and (ii) conduct a Statement of Auditing Standards 100 ("SAS 100") review of the unaudited balance sheet for the Business at and as of June 30, 2004, together with statements of operations and cash flows and notes thereto for the six-month period ended June 30, 2004 (the "Interim Statements") and which review shall also address the supplemental combining balance sheets of the VSAT Business and Spaceway Business as of June 30, 2004 and related combining statements of operations and cash flows for the six-month period then ended (the "Interim Combining Information"). The Interim Statements and the Annual Statements shall be prepared by HNS in accordance with GAAP and in conformity with Articles 3-01 and 3-02 of Regulation S-X as well as any other applicable Securities Laws (together, the "Relevant Accounting Rules"). The parties hereto agree that the Interim Combining Information and Annual Combining Information is being prepared solely for purposes of determining whether the condition set forth in Section 8.2(f) has been satisfied and that the proposed engagement letter with Deloitte & Touche states that the Interim Combining Information and Annual Combining Information shall not be included in the financial information filed by Parent or the Investor with the SEC or used by the parties in connection with the Financing. HNS shall use commercially reasonable efforts to assist Deloitte & Touche in connection with its review of the Interim Combining Information and the Annual Combining Information, and its SAS 100 review of the Interim Statements and its audit of the Annual Statements, including providing Deloitte & Touche with such information and assistance as it may reasonably request in connection with the completion of the audit and SAS 100 review, subject to compliance with applicable Law and the terms and conditions of the engagement letter with Deloitte & Touche, if any. HNS shall deliver to the Investor the Annual Combining Information and the Annual Statements together with Deloitte & Touche's audit reports relating thereto as soon as reasonably practical, but in no event later than March 15, 2005. HNS shall deliver to the Investor the Interim Statements and the Interim Combining Information together with Deloitte & Touche's SAS 100 review reports relating thereto as soon as reasonably practical, but in no event later than March 22, 2005. Similarly, if necessary to consummate the Financing, HNS shall use commercially reasonable efforts to engage Deloitte & Touche to conduct a SAS 100 review of the unaudited balance sheet of the Business at and as of March 31, 2005 and March 31, 2004, together with the related statements of operations and cash flows and notes thereto for the quarter then ended, and HNS shall prepare such financial statements in accordance with the Relevant Accounting Rules. HNS shall deliver to the Investor the applicable unaudited financial statements and the review report of Deloitte & Touche with respect to its SAS 100 review, subject to compliance with applicable Law, as soon as reasonably practical. Within 30 days after the end of each full calendar month between the date hereof and Closing, HNS shall

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deliver to the Investor the balance sheet of the Business as of the end of each such month, along with the statement of operations for such month, which financial statements shall be of the type prepared by HNS in the Ordinary
Course of Business (and which will not be in accordance with GAAP); provided that with respect to the calendar month ended December 31, 2004, HNS shall deliver the required balance sheet and the statement of operations to the Investor within 45 days after the end of the month."

         (d) Section 3.10(c) of the Original Agreement is hereby amended by deleting it in its entirety.

         (e) Section 8.2(f) of the Original Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         "Forty-five (45) days shall have elapsed since the date that HNS delivered to the Investor the Interim Statements, the Interim Combining Information, the Annual Combining Information and the Annual Statements required by Section 3.10, and the Interim Combining Information and Annual Combining Information shall evidence financial or economic performance of the VSAT Business similar to or better than, in all material respects, the financial or economic performance of the VSAT Business evidenced by the Financial Statements for the same periods, and no more than two of the following fourteen individual balance sheet, statement of operations or cash flow items in the Interim Combining Information and Annual Combining Information shall differ by more than the corresponding percentages (or dollar amounts in the case of (iii) below) set forth below from the comparable items in the Financial Statements for the same periods (after making adjustments to specific items on the Financial Statements, if any, necessary to reflect any reclassifications resulting from the audit of the Annual Statements or SAS 100 review of the Interim Statements, without regard to any movements between the specific periods to which such items relate):

         (i) 10% for (A) a decline in total assets less cash and cash equivalents, (B) an increase in short-term borrowings and current portion of long-term debt plus long-term debt, (C) a decline in revenues and (D) an increase in total operating costs and expenses (exclusive of depreciation and amortization expenses);

         (ii)  15% for (A) a decline in revenues less cost of products sold and
(B) an increase in expenditures for property; and

         (iii) (A) $10 million decline for net cash provided by (used in) operating activities with respect to the Interim Combining Information and (B) $20 million decline for net cash provided by (used in) operating activities with respect to the Annual Combining Information; provided that to the extent that there are any items of the Spaceway Business on the Financial Statements,


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

items of such type will be deemed to be included in the Interim Combining Information and Annual Combining Information in a consistent manner for this purpose; and"

         (f) Exhibit E of the Original Agreement is hereby amended by deleting it in its entirety and replacing it with the document attached to Annex I hereto.

         (g)  Exhibit F of the Original Agreement contains two provisions in
Section 7.5 (Major Decisions) in brackets (Sections 7.5.7 and 7.5.11) and a footnote to each bracketed provision that provides that the parties will work in good faith to finalize their agreement on these major decisions prior to Closing. The parties have finalized their agreement on these major decisions as follows: the language contained in brackets in Sections 7.5.7 and 7.5.11 is agreed and shall be the language in the final execution copy to be entered into at Closing. Therefore, at Closing, HNS and the Investor (or its designated Subsidiary) will enter into the Amended and Restated Limited Liability Company Agreement of Newco in the substantially the form attached to the Original Agreement as Exhibit F (and shall remove the brackets from Sections 7.5.7 and 7.5.11 and the accompanying footnotes from the copy executed and delivered at Closing).

1.3      No other Amendments or Waivers.

         Except as modified by this Amendment, the Original Agreement shall remain in full force and effect, enforceable in accordance with its terms. This Amendment is not a consent to any waiver or modification of any other terms or conditions of the Agreement or any of the instruments or documents referred to in the Agreement and shall not prejudice any right or rights which the parties thereto may now or hereafter have under or in connection with the Agreement or any of the instruments or documents referred to therein.

1.4      Counterparts and Facsimile Execution.

         To facilitate execution, this Amendment may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. This Amendment may be executed through delivery of duly executed signature pages by facsimile or electronic mail.

                                    *******

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         IN WITNESS WHEREOF, the parties have duly executed this Amendment
No. 1 to the Contribution and Membership Interest Purchase Agreement as of the date first above written.


                                              HNS:

                                              HUGHES NETWORK SYSTEMS, INC.


                                              By: /s/Dean Manson
                                                  -----------------------------
                                                  Name:  Dean Manson
                                                  Title: VP & General Counsel


                                              PARENT:

                                              THE DIRECTV GROUP, INC.


                                              By:  /s/ J. William Little
                                                  -----------------------------
                                              Name:  J. William Little
                                              Title: Vice President


                                              INVESTOR:

                                              SKYTERRA COMMUNICATIONS, INC.


                                              By: /s/Jeffrey A. Leddy
                                                  -----------------------------
                                                  Name:  Jeffrey A. Leddy
                                                  Title: Chief Executive Officer


                                              NEWCO:

                                              HUGHES NETWORK SYSTEMS, LLC


                                              By: /s/ J. William Little
                                                  -----------------------------
                                                  Name:  J. William Little
                                                  Title: President